Exhibit 10.17

CONFIDENTIAL TREATMENT REQUESTED

2004 PERFORMANCE INCENTIVE PLAN (the “Plan”)

PLAN PARTICIPANTS

•	All regular, full-time employees of Shopping.com (the “Company”) who have been notified in writing of their eligibility are considered eligible Plan Participants (“Plan Participants”). Employees in Sales, Business Development and other employees participating in any other variable incentive pay plans, shall not be eligible. Any otherwise eligible employee who has an existing incentive pay component in his or her employment agreement shall be deemed a Plan Participant, and the incentive pay component of the employment agreement shall be replaced by this Plan.

•	Plan Participants must be full-time employees of the Company on the last day of the Plan Period (as defined below) to be eligible to earn Plan incentives.

•	Eligible employees who join the Company during the Plan Period will be eligible for Plan incentives on a pro-rata basis corresponding to the service time provided to the Company during the Plan Period, but must have been actively employed for at least one full quarter during the Plan Period to be eligible.

PLAN PERIOD

•	Company Fiscal Year 2004 (January 1 through December 31, 2004)

PLAN POOL

•	The total On-Target Pool for the Plan Period is $2,100,000 (the “On-Target Plan Pool”). The On-Target Plan Pool was calculated based on the number of anticipated Plan Participants projected to hold eligible positions at the end of the Plan Period, including the budgeted 2004 hires, as appropriate.

•	The actual amount of the Incentive Plan Pool (“Plan Pool”) will be determined based upon the Company’s performance in relation to its approved business plan. The Plan Pool will be available, contingent on achievement of the minimum Company performance objectives specified below.

•	The Plan Pool is intended to encompass the contractual incentives existing in otherwise eligible employees’ employment agreements that are replaced by this Plan.

COMPANY PERFORMANCE OBJECTIVES TO FUND PLAN POOL

The Company Performance Objective shall be comprised of two components, the Revenue Objective and the Pro Forma Operating Profit Objective, as follows.

Performance Objectives	Target for FY 2004
Revenue Objective*	$	*****
Pro Forma Operating Profit Objective**	$	*****

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

At 100% achievement of both performance objective targets, the Plan Pool is funded at $2,100,000 (“On-target Pool Amount”).

*	Revenue is defined as reported on the Company’s consolidated financial statements for FY2004.

**	Pro Forma Operating Profit is defined as Net Income (as defined by GAAP) and adjusted to reverse the impact of the following items: (1) provision for income taxes, (2) interest income/expense, (3) amortization of intangibles, (4) non-cash charges relating to the issuance of equity instruments, and (5) restructuring and relocation expenses, as disclosed in the Company’s consolidated financial statements.

Minimum Company Performance Level: For the Plan Pool to be funded and for any incentives to be earned by Plan Participants, both of the following thresholds must be achieved:

•	The Company must achieve at least 90% of Revenue Objective AND at least 90% of Pro Forma Operating Profit Objective (“Minimum Company Performance Level”).

PLAN POOL FUNDING

The amount of the Plan Pool will be calculated based upon the achievement level of each performance objective. At the Minimum Company Performance Level, the On-target Pool Amount of $2,100,000 will be adjusted to 75%, such that the Plan Pool results in $1,575,000.

Once the Revenue Target is achieved at the minimum 90% level, achievement beyond that level will not affect the Plan Pool funding, and the Plan Pool funding will then only be affected by the level of achievement of the Pro Forma Operating Profit Objective beyond the minimum 90% level as outlined in the table below.

Plan Pool Funding Table

Percent of Pro Forma Operating Profit Achieved	Amount of Pro Forma Operating Profit Achieved	Amount Credited to Fund Plan Pool
Greater than 125%	$*****+	150% of $2,100,000 ($3,150,000)

101% to 125%	$***** to $*****	101-150% of $2,100,000
such that each whole percentage of Pro
Forma Operating Profit Achieved in this
level yields increments in the amount of
2.0% of the On-target Pool Amount
credited to fund the Plan Pool
		($2,142,000 - $3,150,000)

90% to 100%	$***** to $*****	75-100% of $2,100,000 such that each
whole percentage of Pro Forma Operating
Profit achieved in this level yields
increments in the amount of 2.5% of the
On-target Pool Amount credited to fund
the Plan Pool
		($1,575,000 - $2,100,000)

Less than 90%	< $*****	$0

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

TARGET INCENTIVES

•	Incentives are expressed as percentage of each Plan Participant’s annual base salary at the end of the Plan Period.

•	Grade level and position title determine target incentive.

•	Directors and above in grades 9 and above will be advised of their incentive percentage targets.

•	Non-directors in grades 10 and below will have no explicit incentive targets communicated in advance, and will receive general information on Plan funding.

•	Individual Plan Participant’s actual incentive awards will be determined based on the Plan Participant’s individual performance, and in some cases, will also be based on achievement of Company objectives as designated below.

•	Plan Participants must achieve at least satisfactory performance for the Plan Period, as defined and determined solely by the Company, in order to be eligible to earn any incentive under either the Individual or Company performance component, as applicable.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Grade Level	Typical Position	Target Incentive (Percentage of Base Salary)	Weight of Company and/or Individual Performance Result Components
14	CEO	50%	80% Company; 20% Individual
13	Cxx contractual incentive%	40%	60% Company; 40% Individual
13	Grade 13 Executives	35%	50% Company; 50% Individual
11-12	Grade 11 & 12 Vice Presidents	25%	40% Company; 60% Individual
9-10	Directors only	15%	25% Company; 75% Individual
7-9	Sr. Managers, Managers, Sr. Individual Contributors	10%	100% Individual
5-6	Mid Level Individual Contributors	7%	100% Individual
1-4	Entry Level Individual Contributors	5%	100% Individual

WHEN PLAN INCENTIVES ARE EARNED AND PAID

Achievement of Company and individual performance results will be assessed at the end of the Plan Period, and if achieved as applicable, the Plan Participant will earn incentives at the end of the Plan Period. Awards for Cxx level Plan Participants in grades 13 and 14 must be approved by the Compensation Committee or Board of Directors, as applicable. Achievement of the Company’s Revenue Objectives and Net Operating Profit Objectives must both be equal to or greater than 90% or no incentives will be earned. Achievement of the Company’s Revenue and Net Operating Objectives will be assessed jointly by the CEO, CFO and the Board of Directors’ Compensation Committee, and their decision shall be final and binding. Achievement of Individual performance results will be determined by appropriate Company management and approved by HR and the CEO. The Plan Participant must be an active employee on the last day of the Plan Period for any incentive to be earned. Payment on earned incentives will be made as soon as reasonably possible following the end of the Plan Period and will be net of all applicable withholdings.

LEAVES OF ABSENCE AND TERMINATION OF EMPLOYMENT

The CEO will determine in his sole discretion whether a Plan Participant on a leave of absence during the Plan Period may be eligible for a partial or prorated incentive. Plan Participants must be actively employed on the last day of the Plan Period in order to be eligible for any incentives. Plan Participants who terminate for any reason during the Plan Period are not eligible for incentive awards.

AT-WILL EMPLOYMENT

Participation in this Plan is not an agreement (express or implied) between the Plan Participant and the Company that the Company will employ the Plan Participant for any specific period of

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

time, nor is there any agreement for continuing or long-term employment. The Plan Participant and the Company each have the right to terminate the employment relationship at any time and for any or no reason. This at-will employment relationship can only be modified by an agreement signed by the Plan Participant and the Company’s Chief Executive Officer (“CEO”).

DETERMINATIONS, CHANGES AND EXCEPTIONS TO PLAN

This document highlights the principal features of the Plan, but it does not describe every situation that can occur. The Company retains the right to interpret, revise, modify or delete the Plan at its sole discretion at any time. This document supercedes any previous incentive plan document including any specific provisions stated in the Plan Participant’s offer letter or employment agreement specifying eligibility, amount, and participation in any incentive or bonus program. The Company reserves the right to make any reasonable adjustments to the Plan, including but not limited to project assignments, as necessary to reflect business and economic conditions. The CEO, Human Resources, and/or the Compensation Committee, as applicable, must approve any exceptions, modifications or adjustments to the Plan. The Company further retains full and final discretion to determine whether a Plan Participant has earned any incentives pursuant to the Plan. All such determination shall be final and binding.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.